UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2025

NOV INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10353 Richmond Ave. Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 346-223-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

On March 17, 2025, NOV Inc. (the “Company”) appointed Jose Bayardo as its President and Chief Operating Officer, effective March 17, 2025. Since August 2015, Mr. Bayardo has served as the Company’s Senior Vice President and Chief Financial Officer. In connection with Mr. Bayardo’s promotion, the Company (a) has increased his annual base salary to $850,000, (b) has increased his target bonus percentage for the Company’s incentive compensation plan to 100% of his annual base salary, (c) has amended his executive employment agreement solely to increase the percentage of base salary that will apply to certain provisions of such agreement to 100%, and (d) will issue Mr. Bayardo a one-time supplemental award under the 2018 NOV Inc. Long-Term Incentive Plan (the “LTIP”) in the amount of $1,150,000, comprised of 50% of restricted stock units and 50% of performance awards.

Also on March 17, 2025, the Company appointed Rodney Reed as its Senior Vice President and Chief Financial Officer. Mr. Reed, age 44, previously served as the Company’s President of its Process Flow Technologies business unit from September 2022 to March 2025, President of its Completion Tools business unit from June 2018 to September 2022, Vice President of Corporate Development from September 2015 to June 2018, and Vice President of Internal Audit from July 2014 to September 2015.

Mr. Reed has entered into an executive employment agreement with the Company and National Oilwell Varco, L.P., dated March 17, 2025 (the “Employment Agreement”), in the form attached as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 14, 2025. The term of the Employment Agreement will expire January 24, 2027 and the percentage of Mr. Reed’s base salary that will apply to certain provisions of the Employment Agreement will be 80%. Mr. Reed is also eligible to participate in the Company’s Executive Severance Plan and previously executed a participation agreement in connection therewith in the form filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed on February 14, 2025, which is incorporated herein by reference. In addition, the Company (a) has increased Mr. Reed’s annual base salary to $575,000, (b) has increased his target bonus percentage for the Company’s incentive compensation plan to 85% of his annual base salary, and (c) will issue Mr. Reed a one-time supplemental award under the LTIP in the amount of $1,150,000, comprised of 50% of restricted stock units and 50% of performance awards.

The foregoing description of the Employment Agreement and the Company’s Executive Severance Plan is qualified in its entirety by reference to the full text of the such agreements filed as Exhibits 10.3 and 10.16, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 14, 2025, which are incorporated herein by reference.

There are no transactions, relationships, or agreements between Mr. Reed and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Reed does not have a family relationship with any member of the Board of Directors or any of our executive officers.

A copy of the press release naming Messrs. Bayardo and Reed to their respective positions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are provided as part of the information furnished under Item 7.01 of this Current Report on Form 8-K:

99.1	NOV Inc. press release dated March 19, 2025 announcing management changes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2025	NOV INC.

/s/ Peter F. Vranderic
Peter F. Vranderic
Vice President